FORM OF

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

          AMENDMENT made as of June 4, 2007 to the Distribution Services Agreement (the "Agreement") made as of July 10, 2002, as amended December 16, 2003, December 16, 2004, July 6, 2005 and May 30, 2006 between ALLIANCEBERNSTEIN BLENDED STYLE SERIES, INC., a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly AllianceBernstein Investment Research and Management, Inc. and prior thereto Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                               WITNESSETH

          WHEREAS, the Fund and the Underwriter are parties to the Agreement;

          WHEREAS, the Fund has decided to sell to the public shares of its AllianceBernstein 2050 Retirement Strategy and AllianceBernstein 2055 Retirement Strategy in addition to the shares of its AllianceBernstein Global Blend Portfolio, AllianceBernstein 2000 Retirement Strategy, AllianceBernstein 2005 Retirement Strategy, AllianceBernstein 2010 Retirement Strategy, AllianceBernstein 2015 Retirement Strategy, AllianceBernstein 2020 Retirement Strategy, AllianceBernstein 2025 Retirement Strategy, AllianceBernstein 2030 Retirement Strategy, AllianceBernstein 2035 Retirement Strategy, AllianceBernstein 2040 Retirement Strategy, AllianceBernstein 2045 Retirement Strategy and U.S. Large Cap Portfolio;

          WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the shares of the AllianceBernstein 2050 Retirement Strategy and AllianceBernstein 2055 Retirement Strategy;

          NOW, THEREFORE, the parties agree to amend the Agreement as follows:

          1.   Exhibit 1 of the Agreement is amended by adding the following
               Portfolios:

               AllianceBernstein 2050 Retirement Strategy

               AllianceBernstein 2055 Retirement Strategy
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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.


                              ALLIANCEBERNSTEIN BLENDED STYLE SERIES,
                                 INC.


                              By:
                                    ------------------------
                                    Name:
                                    Title:


                              ALLIANCEBERNSTEIN INVESTMENTS, INC.


                              By:
                                    ------------------------
                                    Name:
                                    Title:




Accepted as of the date written above:


ALLIANCEBERNSTEIN L.P.
By:  AllianceBernstein Corporation, General Partner


By:
      ------------------------
      Name:
      Title:



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